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                                                                       EXHIBIT 8


                           TRANSWORLD HOME HEALTHCARE, INC.
                                  75 TERMINAL AVENUE
                               CLARK, NEW JERSEY 07066


                                                                January 13, 1997

Health Management, Inc.
1371-A Abbott Court
Buffalo Grove, Illinois 60089

Ladies and Gentlemen:

         Reference is made to (i) the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by letter agreements, dated November 27, 1996, December 12, 1996, December 23, 1996 and January 10, 1997, among Transworld Home HealthCare, Inc. ("Transworld"), IMH Acquisition Corp. ("Newco"), and Health Management, Inc. (the "Company") (as amended, the "Merger Agreement") and (ii) the Stock Purchase Agreement, dated as of November 13, 1996, as amended by letter agreements, dated November 27, 1996, December 12, 1996, December 23, 1996 and January 10, 1997, among Transworld and the Company (as amended, the "Stock Purchase Agreement"). Terms defined in the Merger Agreement shall have their defined meanings herein, unless otherwise defined herein.

         The parties have agreed that in view of the Company's recent business performance, it is appropriate to amend the Merger Agreement, among other things, to reduce the Merger Consideration.

         Accordingly, the parties hereto agree as follows:

         1. Section 1.6(b) of the Merger Agreement is hereby amended by changing the amount "$2.00" to "$1.50". The Company hereby represents and warrants to Transworld and Newco that the Company has received the opinion of NatWest that the Merger Consideration, as hereby amended, is fair, from a financial point of view, to the stockholders of the Company.

         2. Section 7.3(b) of the Merger Agreement is hereby amended in its entirety and, as so amended, shall read as follows:

         "The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except for changes contemplated by this Agreement and by the Disclosure Schedule, the Deferred Schedules and the Supplemental Disclosure Schedule dated January 13, 1997 and changes disclosed in the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended October 31, 1996 (it being agreed, however, that all descriptions therein as to the effect of Olanzapine or other antipsychotic drugs shall be deemed superseded and replaced by the description set forth in item A. of Section 3.19 of the Supplemental Disclosure Schedule dated January 13, 1997), and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date."

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Health Management, Inc.
January 13, 1997
Page 2

         3. Section 7.3(h) of the Merger Agreement is hereby amended in its entirety and, as so amended, shall read as follows:

         "At or prior to the Effective Time, the Amended Stipulation of Partial Settlement of the consolidated class actions under the caption IN RE HEALTH MANAGEMENT, INC. SECURITIES LITIGATION, Master File No. 96-CV-889 (ADS), dated December 19, 1996, shall have been finally approved by the United States District Court and such Court shall have entered a judgment (including a bar order) substantially in the form of Exhibit B to such Amended Stipulation and all applicable proceedings for review, appeals, and rights of appeal of such judgment (other than a proceeding or order, or any appeal or petition for a writ of CERTIORARI, pertaining solely to any plan of allocation and/or application for attorneys' fees, costs, or expenses) shall have been exhausted or all applicable waiting periods during which any appeal or other request for review of such judgment (other than a proceeding or order, or any appeal or petition for a writ of CERTIORARI, pertaining solely to any plan of allocation and/or application for attorneys' fees, costs, or expenses) may be made shall have expired without any appeal having been filed."

         4. Section 7.3(i) of the Merger Agreement is hereby amended in its entirety, and, as so amended, shall read as follows:

         "At or prior to the Effective Time, the lenders (the "Banks") party to the Credit Agreement, dated as of July 31, 1996, as amended (the "Credit Agreement"), among Transworld, the Banks, and Bankers Trust Company, as agent, shall have consented to the Merger, shall have agreed to amendments to the Credit Agreement in order to permit the Merger and shall have loaned to Transworld the funds necessary for Transworld to consummate the Merger, all in the sole and absolute discretion of such Banks."

         5. Transworld hereby waives the condition set forth in Section 7.3(l) of the Merger Agreement insofar as such condition applies to the $3,000,000 Subordinated Note dated March 31, 1995 made by HMI Illinois, Inc. in favor of Caremark Inc. which was purchased from Caremark Inc. by Hyperion Partners II L.P.

         6. Section 8.1(c) of the Merger Agreement is hereby amended in its entirety and, as so amended, shall read as follows:

         "This Agreement may be terminated by Transworld at any time prior to the Effective Time, whether prior to or after approval hereof by the stockholders of the Company, if the condition set forth in Section 7.3(i) of this Agreement shall not have been satisfied by June 30, 1997."

         7. Notwithstanding anything to the contrary in the Merger Agreement, Transworld hereby consents to the settlement by the Company of (i) the consolidated derivative action filed in the United States District Court for the Eastern District of New York entitled In re Health Management, Inc. Stockholders' Derivative Litigation, Master File No. 96 Civ. 1208 (TCP) and (ii) the derivative lawsuit filed in the Supreme Court of the State of New York, County of New York entitled Howard Vogel, et al. v. BDO Seidman, LLP, et al., Index No. 96-603064, for an aggregate payment by the Company not to exceed $175,000 (it being understood that the Company will

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Health Management, Inc.
January 13, 1997
Page 3

preserve all of its claims against the defendants named in such actions, other than Messrs. Clifton and Dimitriadis).

                                     *    *    *

         The parties acknowledge and agree that, notwithstanding anything contained in the letter agreement dated January 10, 1997 among Transworld, Newco and the Company, in no event shall Transworld be deemed to have waived the condition to Transworld's obligation to close the Merger Agreement set forth in
Section 7.3(i) of the Merger Agreement, and such condition, as hereby amended in
Section 4 hereof, is in full force and effect.

         Except to the extent amended hereby, the Merger Agreement and the Stock Purchase Agreement shall remain in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Merger Agreement or the Stock Purchase Agreement, including without limitation the other termination provisions thereof.

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Health Management, Inc.
January 13, 1997
Page 4

         If this letter correctly sets forth our understanding with respect to the foregoing matters, kindly execute and return the enclosed copy of this letter to evidence our binding agreement.


                                       Very truly yours,

                                       TRANSWORLD HOME HEALTHCARE, INC.


                                       By /s/ Vincent J. Caruso
                                          -------------------------------------
                                         Name:  Vincent J. Caruso
                                         Title:   Executive Vice President and
                                                  Chief Administrative Officer


                                       IMH ACQUISITION CORP.


                                       By /s/ Vincent J. Caruso
                                          -------------------------------------
                                         Name:  Vincent J. Caruso
                                         Title:   Executive Vice President and
                                                  Chief Administrative Officer


AGREED TO:

HEALTH MANAGEMENT, INC.


By /s/ Wm. James Nicol
   ----------------------------------
   Name:  Wm. James Nicol
   Title:   President and Chief
            Executive Officer